UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 12, 2014 (August 25, 2014)

SILVER STREAM MINING CORP.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52752
(Commission File No.)

9550 South Eastern Avenue
Suite 253
Las Vegas, Nevada   89123
(Address of principal executive offices and Zip Code)

(702) 818-1775
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02                          TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On August 25, 2014, we terminated the Metates Option Agreement ("Agreement") on our Metates Mine Property ("Metates Property") located in the Mexican State of Sinaloa, approximately 110 kilometers northeast of the city of Mazatlan.  The Metates Property ownership reverted to the Optionor.  The Company has no further payment obligations under the Agreement.

ITEM 7.01                          REGULATION FD DISCLOSURE.

On September 12, 2014, we issued a press release and announced that we terminated Agreement on our Metates Property located in the Mexican State of Sinaloa, approximately 110 kilometers northeast of the city of Mazatlan.

ITEM 9.01                          EXHIBITS.

Exhibit	Document Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 12th day of September, 2014.

SILVER STEAM MINING CORP.

BY:	TERRENCE BYBERG
Terrence Byberg, President